As filed with the Securities and Exchange Commission on May 10, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Quanterix Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-8957988 (I.R.S. Employer Identification No.)

113 Hartwell Avenue Lexington, MA	02421
(Address of Principal Executive Offices)	(Zip Code)

2017 Employee Stock Purchase Plan

2017 Employee, Director and Consultant Equity Incentive Plan

(Full title of the plans)

E. Kevin Hrusovsky

Executive Chairman, President and Chief Executive Officer

Quanterix Corporation

113 Hartwell Avenue

Lexington, MA 02421

(617) 301-9400
(Name, address and telephone number, including area code, of agent for service)

Copies to:

William T. Whelan, Esq. Megan N. Gates, Esq. John P. Condon, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, MA 02111 (617) 542-6000 Facsimile: (617) 542-2241	Brian P. Keane, Esq. General Counsel Quanterix Corporation 113 Hartwell Avenue Lexington, MA 02421 (617) 301-9400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.001 par value per share	1,118,451 shares	(2)	$21.99 to $22.88	(3)	$25,111,467.93	(3)	$3,043.51

(1)          The number of shares of common stock, par value $0.001 per share (“Common Stock”) of Quanterix Corporation (the “Registrant”), consists of an increase of 894,761 shares of Common Stock reserved for issuance under the Registrant’s 2017 Employee, Director and Consultant Equity Incentive Plan (the “2017 Plan”) and an increase of 223,690 shares of Common Stock reserved for issuance under the 2017 Employee Stock Purchase Plan (the “2017 ESPP,” and together with the 2017 Plan, the “Plans”), in each case by operation of the “evergreen” provision contained in the applicable plan.

(2)          Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of certain antidilution and other provisions of the Plans.

(3)          Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price (a) for shares issuable upon the exercise of options granted under the 2017 Plan are based upon the weighted average exercise price of such options and (b) for the remaining shares to be issued pursuant to the Plans are based upon the average of the high and the low price of the Registrant’s Common Stock as reported on The Nasdaq Global Market as of a date (May 3, 2019) within five business days prior to filing this Registration Statement. The chart below details the calculation of the registration fee:

Securities	Number of Shares	Offering Price per Share (3)		Aggregate Offering Price
Shares issuable upon the exercise of options granted under the 2017 Plan	537,855	$21.99	(3)(a)	$11,827,431.45
Shares reserved for future grant under the 2017 Plan	356,906	$22.88	(3)(b)	$8,166,009.28
Shares reserved for future issuance under the 2017 ESPP	223,690	$22.88	(3)(b)	$5,118,027.20
Proposed Maximum Aggregate Offering Price				$25,111,467.93
Registration Fee				$3,043.51

EXPLANATORY NOTE

This Registration Statement registers 894,761 additional shares of common stock, par value $0.001 per share (“Common Stock”), of Quanterix Corporation (the “Registrant”) under the Registrant’s 2017 Employee, Director and Consultant Equity Incentive Plan (the “2017 Plan”) and 223,690 additional shares of Common Stock under the Registrant’s 2017 Employee Stock Purchase Plan (the “2017 ESPP”), representing an increase of 894,761 shares of Common Stock reserved for issuance under the 2017 Plan and 223,690 shares of Common Stock reserved for issuance under the 2017 ESPP, respectively, in each case effective January 1, 2019 by operation of the “evergreen” provision contained in the applicable plan. This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 of the Registrant relating to one or more employee benefit plans is effective (File No. 333-223771). The information contained in the Registrant’s registration statement on Form S-8 (File No. 333-223771), except for “Item 5 Interests of Named Experts and Counsel” and “Item 8 Exhibits,” is hereby incorporated by reference pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.  Interests of Named Experts and Counsel.

The validity of the issuance of the shares of Common Stock registered under this Registration Statement has been passed upon for the Registrant by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Item 8.  Exhibits.

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/ Reg. Number

4.1	Form of Common Stock Certificate of the Registrant		S-1 (Exhibit 4.1)	11/9/2017	333-221475

4.2	Amended and Restated Certificate of Incorporation of the Registrant		8-K (Exhibit 3.1)	12/15/2017	001-38319

4.3	Restated Bylaws of the Registrant		8-K (Exhibit 3.2)	12/15/2017	001-38319

4.4	Form of Warrant to Purchase Series C Preferred Stock of the Registrant		S-1 (Exhibit 4.3)	11/9/2017	333-221475

4.5	Warrant Agreement, dated as of January 30, 2018, by and between the Registrant and Azul Divinal Consultoria Unipessoal LDA		10-K (Exhibit 4.9)	3/19/2018	001-38319

4.6	Warrant Agreement, dated as of April 14, 2014, by and between the Registrant and Hercules Capital, Inc. (formerly known as Hercules Technology Group Capital, Inc.)		S-1 (Exhibit 4.4)	11/9/2017	333-221475

4.7	Warrant Agreement, dated as of January 29, 2016, by and between the Registrant and Hercules Capital, Inc. (formerly known as Hercules Technology Group Capital, Inc.)		S-1 (Exhibit 4.5)	11/9/2017	333-221475

4.8	Warrant Agreement, dated as of March 31, 2017, by and between the Registrant and Hercules Capital, Inc. (formerly known as Hercules Technology Group Capital, Inc.)		S-1 (Exhibit 4.6)	11/9/2017	333-221475

4.9	Fourth Amended and Restated Stockholders Agreement, dated as of June 2, 2017, by and among the Registrant and the stockholders named therein		S-1 (Exhibit 4.7)	11/9/2017	333-221475

4.10	Fourth Amended and Restated Registration Rights Agreement, dated as of June 2, 2017, by and among the Registrant and the investors named therein		S-1 (Exhibit 4.8)	11/9/2017	333-221475

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of the securities being registered	X

23.1	Consent of Ernst & Young LLP	X

23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1)	X

24.1	Powers of Attorney (included on signature page to this Registration Statement)	X

99.1	2017 Employee Stock Purchase Plan		S-8 (Exhibit 99.5)	3/19/2018	333-223771

99.2	2017 Employee, Director and Consultant Equity Incentive Plan		S-1/A (Exhibit 10.2.1)	11/27/2017	333-221475

99.3	Form of Stock Option Agreement under the 2017 Employee, Director and Consultant Equity Incentive Plan		S-1/A (Exhibit 10.2.2)	11/27/2017	333-221475

99.4	Form of Restricted Stock Agreement under the 2017 Employee, Director and Consultant Equity Incentive Plan		S-1/A (Exhibit 10.2.3)	11/27/2017	333-221475

99.5	Form of Restricted Stock Unit Agreement under the 2017 Employee, Director and Consultant Equity Incentive Plan		S-1/A (Exhibit 10.2.4)	11/27/2017	333-221475

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lexington, Commonwealth of Massachusetts, on May 10, 2019.

QUANTERIX CORPORATION

By:	/s/ E. Kevin Hrusovsky
E. Kevin Hrusovsky
Chairman, President and
Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

Each of the directors and officers of Quanterix Corporation whose signature appears below hereby severally constitutes and appoints E. Kevin Hrusovsky and Amol Chaubal and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Quanterix Corporation, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ E. Kevin Hrusovsky	Chairman, President, Chief Executive Officer	May 10, 2019
E. Kevin Hrusovsky	and Director (principal executive officer)

/s/ Amol Chaubal	Chief Financial Officer (principal financial	May 10, 2019
Amol Chaubal	officer and principal accounting officer)

/s/ Douglas G. Cole, M.D.	Director	May 10, 2019
Douglas G. Cole, M.D.

/s/ John M. Connolly	Director	May 10, 2019
John M. Connolly

/s/ Keith L. Crandell	Director	May 10, 2019
Keith L. Crandell

/s/ Marijn Dekkers, Ph. D.	Director	May 10, 2019
Marijn Dekkers, Ph. D.

/s/ Martin D. Madaus, Ph.D.	Director	May 10, 2019
Martin D. Madaus, Ph.D.

/s/ Paul M. Meister	Director	May 10, 2019
Paul M. Meister

/s/ David R. Walt, Ph.D.	Director	May 10, 2019
David R. Walt, Ph.D.